UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 15, 2007
(Date of earliest event reported)

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THINK PARTNERSHIP INC.

(Exact name of registrant as specified in its charter)
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Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

28050 US 19 North

Suite 509

Clearwater, Florida 33761
(Address of Principal Executive Offices)

(727) 324-0046
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 15, 2007 M. Alex White was appointed as an independent director to the Company's board of directors and will serve as the chairman of the audit committee. Mr. White was also named a member of the Company’s compensation and nominating committees.

From 1977 to 2005, Mr. White was a practicing certified public accountant with Deloitte & Touche LLP, and an audit partner beginning in 1987. His practice at Deloitte & Touche was focused primarily on serving public companies and he led the Sarbanes-Oxley effort for the North Florida practice. Since February 2005, Mr. White has independently consulted with various companies regarding finance and accounting matters.  He currently serves as a director for Switch & Data Facilities Company, Inc. and Coast Financial Holdings, Inc. Mr. White is the chairman of the audit committee for both companies as well as a designated audit committee financial expert. A copy of the press release dated June 19, 2007 announcing his appointment is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits

 (d)

Exhibits

Exhibit Number	Description
99.1	Press Release dated June 19, 2007, entitled “M. Alex White Joins Think Partnership’s Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2007		THINK PARTNERSHIP INC.

	By:	/s/ Vaughn W. Duff
	Name:	Vaughn W. Duff
	Title:	General Counsel